UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Wynn Resorts, Limited
(Name of Registrant as Specified In Its Charter)

Elaine P. Wynn
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 16, 2015, Elaine P. Wynn issued the following press release:

 Steve Wynn States He Disagreed with the Independent Directors'

Decision to Not Re-Nominate Elaine Wynn

Publicly Declares His Support of Elaine Wynn on Her Re-Election to the Board of Wynn Resorts

LAS VEGAS, April 16, 2015 /PRNewswire/ -- Elaine Wynn, co-founder, Board member and third-largest stockholder of Wynn Resorts (NASDAQ: WYNN), is pleased to announce that Steve Wynn, the co-founder, chairman and CEO, and second-largest stockholder of Wynn Resorts has publicly stated his support FOR her re-election to the Board of Directors at the Company's upcoming Annual Meeting on April 24, 2015.

"I thank Steve for his endorsement of my candidacy at the upcoming Annual Meeting," said Elaine Wynn. "Having co-founded Wynn Resorts with Steve, I believe he understands the knowledge and insight that I bring to the Board and values the constructive dialogue and independent opinion that I am not afraid to share with him and the Board."

In an interview on The Charlie Rose Show on April 15, 2015, Mr. Wynn noted that he "didn't happen to agree with" the independent directors on the decision to shrink the size of the Company's Board of Directors and not re-nominate Ms. Wynn.[i]

During the interview, Mr. Wynn also went on to say: "I did not [support the decision] and I am in an impossibly embarrassing position of either not supporting my former wife Elaine, which I am happy to do and obliged to do, or not supporting my Board of Directors."[ii]

As previously announced, Elaine has filed a proxy statement with a GOLD proxy card with the SEC in order to solicit votes for her re-nomination to the Board. Wynn Resorts stockholders can vote for Elaine by returning the GOLD proxy card or instruction form physically or by voting online or by telephone.

For further details and to learn more about why Elaine believes she is the most qualified candidate standing for election to the Board, please visit: http://www.elaineforwynn.com

CONTACT:

Investors: Bruce H. Goldfarb / Jon Einsidler / Lydia Mulyk / Lisa Patel, Okapi Partners LLC, 212-297-0720, info@okapipartners.com; or Media: Liz Micci / Luke Barrett, The Abernathy MacGregor Group, 212-371-5999, edm@abmac.com / lpb@abmac.com

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[i] Interview of Steve Wynn by Charlie Rose, Charlie Rose, PBS, April 15, 2015, available at http://www.bloomberg.com/news/videos/2015-04-16/wynn-resorts-steve-wynn-charlie-rose-04-16-?cmpid=yhoo.
[ii] Interview of Steve Wynn by Charlie Rose, Charlie Rose, PBS, April 15, 2015, available at http://www.bloomberg.com/news/videos/2015-04-16/wynn-resorts-steve-wynn-charlie-rose-04-16-?cmpid=yhoo.

***

On March 20, 2015, Elaine P. Wynn filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission.  Ms. Wynn is soliciting proxies for use at the Company’s 2015 Annual Meeting of Stockholders, to be held on April 24, 2015.  She intends to use such proxies to vote in favor of her re-election to the board of directors, and for the election of the Wynn Resorts, Limited nominee other than John J. Hagenbuch.

SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND, AS THEY BECOME AVAILABLE, OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY MS. WYNN FROM THE STOCKHOLDERS OF WYNN RESORTS, LIMITED BECAUSE THEY CONTAIN IMPORTANT INFORMATION. THESE MATERIALS AND OTHER MATERIALS FILED BY MS. WYNN IN CONNECTION WITH HER PROXY SOLICITATION WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.  THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED BY MS. WYNN WITH THE SECURITIES AND EXCHANGE COMMISSION WILL ALSO BE AVAILABLE, WITHOUT CHARGE, BY DIRECTING A REQUEST TO MS. WYNN’S PROXY SOLICITOR, OKAPI PARTNERS LLC, AT ITS TOLL-FREE NUMBER (877) 629-6355 OR VIA EMAIL AT INFO@OKAPIPARTNERS.COM.